Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-189470) of Response Biomedical Corp. of our report dated March 14, 2014 relating to the consolidated financial statements for the year ended December 31, 2013 and December 31, 2012, which appears in this Annual Report on Form 10-K.

(signed) “PricewaterhouseCoopers LLP”

Vancouver, Canada	PricewaterhouseCoopers LLP
March 14, 2014	Chartered Accountants